Exhibit 99.2

Summary of New and Prior Credit Facility Key Terms and Conditions

Facilities

New Terms and Conditions

- $1,000 million Revolving Credit Facility
- $750 million Term Loan A
- $500 million U.S. Term Loan B

Prior Terms and Conditions

- $1,000 million Revolving Credit Facility
- $606 million Term Loan A (originally $725 million)
- $319 million U.S. Term Loan B (originally $425 million)

Maturity

New Terms and Conditions

- Revolver and Term Loan A: December 15, 2022
- Term Loan B: December 15, 2024[1]

Prior Terms and Conditions

- Revolver and Term Loan A: April 29, 2020
- Term Loan B: April 29, 2022

Pricing

New Terms and Conditions

- Revolver and Term Loan A[2]:

Total Leverage	LIBOR +	Commitment Fee
< 2.25x	100 bps	25 bps
> = 2.25x	125 bps	25 bps
> = 3.00x	150 bps	30 bps
> = 4.00x	175 bps	30 bps
> = 4.50x	200 bps	40 bps

- US Term Loan B: LIBOR + 175 bps, 0% floor

Prior Terms and Conditions

- Revolver and Term Loan A:

Total Leverage	LIBOR +	Commitment Fee
< 2.50x	125 bps	25 bps
> = 2.50x	150 bps	25 bps
> = 3.25x	175 bps	30 bps
> = 4.00x	200 bps	35 bps

- US Term Loan B: LIBOR + 250 bps, 0.75% floor

Financial Covenants

New Terms and Conditions

- Maximum Total Leverage Ratio, net of cash[3]: 4.50x

  -Step up to 5.00x for 12 months following a Permitted Acquisition of $200 million or more

- Minimum Interest Coverage Ratio: 3.00x

Prior Terms and Conditions

- Maximum Total Leverage Ratio (no credit for international cash): 4.00x

  -Step up to 4.50x for 12 months following a Permitted Acquisition of $200 million or more

- Minimum Interest Coverage Ratio: 3.00x

Amortization

New Terms and Conditions

- Revolver: None
- Term Loan A: 5.0% per annum, bullet at maturity
- Term Loan B: 1.0% per annum, bullet at maturity

Prior Terms and Conditions

- Revolver: None
- Term Loan A: year 1, 5.0%; year 2, 7.5%; years 3 and 4, 10.0%; year 5, 15.0%; bullet at maturity
- Term Loan B: 1.0% per annum, bullet at maturity

Note: For a more complete understanding of the credit facility, please see the credit facility as filed with the Securities and Exchange Commission on Form 8k.

1. Springing maturity on Term Loan B 91 days before US and Euro 2024 bonds.
2. Initial pricing will be at L+150, until submission of financials for Q1 2018, and pricing will adjust thereafter upon the filing of each quarter's financials.
3. Per the Credit Facility, net cash benefit up to $400 million with certain exclusions.

HANES *Brands Inc*